United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 3, 2001



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




     State of Incorporation                   IRS Employer Identification No.
           Delaware                                     06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated December 3, 2001 regarding the completed spin-off of the company's office systems business.



Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------     --------------------------------------------------------------

   (1)        Pitney Bowes Inc. press release dated December 3, 2001.



                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

December 3, 2001



                                /s/ B.P. Nolop
                                -----------------------------------
                                B. P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)


                                /s/ A.F. Henock
                                -----------------------------------
                                A. F. Henock
                                Vice President - Finance
                                (Principal Accounting Officer)

                                                                       Exhibit 1
                                                                       ---------


For Immediate Release
---------------------

                        PITNEY BOWES SPINS OFF IMAGISTICS

           Company Distributes 100% of IGI Shares to PBI Stockholders

STAMFORD, Conn., December 3, 2001 - Pitney Bowes Inc. (NYSE:PBI) today announced it has completed the spin-off of the company's office systems business as an independent, publicly-traded company under the name Imagistics International Inc. (NYSE:IGI). The company distributed 100% of the shares of Imagistics stock to Pitney Bowes common stockholders via a special stock dividend.
         Pitney Bowes common stockholders of record on November 19, 2001 received 0.08 shares of Imagistics stock for each Pitney Bowes share. Pitney Bowes shareholders will receive whole shares of Imagistics and cash payments for fractional shares. Stock certificates were not issued - holders were credited in book-entry form through the Direct Registration System, which was administered by the transfer agent.
         "This divestiture maximizes the value of both Pitney Bowes and Imagistics to our stockholders and customers," said Michael J. Critelli, Chairman and CEO of Pitney Bowes. "It is also a key step in our aggressive strategy to deliver leading-edge mail and document management solutions globally. In the past year alone, we have made several strategic acquisitions that further position Pitney Bowes as the global partner of choice for secure and efficient mail and document management solutions and services, including the recent acquisitions of Secap, the France-based mailing business; Danka Services International, the imaging and document management services organization; and Bell & Howell's International Mail and Messaging Technologies business in Europe, Africa, Middle East and Asia."

         Based on a ruling from the Internal Revenue Service, the dividend to shareholders qualifies as tax-free for U.S. federal income tax purposes, except to the extent cash is received in settlement of fractional shares.
         Imagistics International offers comprehensive document imaging solutions for the corporate and government markets through a national direct sales and service organization. The company had revenues in excess of $600 million in 2000 and is headquartered in Trumbull, Connecticut.
         Pitney Bowes is a $4 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes through dealer and direct operations. For additional information on the company, its products and solutions visit www.pitneybowes.com.
                -------------------

                                      # # #

The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "projects," "anticipates," "intends" and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment; changes in international or national political or economic conditions; timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2000 Form 10-K Annual Report filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.


                                       2